Exhibit 99.4

ASSIGNMENT AND ASSUMPTION AGREEMENT

AGREEMENT made and entered into as of the 5th day of October 2006, by and between BUCCANEER EXPLORATION INC., a Florida corporation having an office at 33 Harbour Bay Shopping Plaza, East Bay Street, P. O. Box CR-56766, Suite 175, Nassau, Bahamas (“Buccaneer”) and DYNAMIC LEISURE CORPORATION, f/k/a DynEco Corporation, a Minnesota corporation, having an office at 5680A W. Cypress Street, Tampa, FL 33607 (“Dynamic”).

W I T N E S S E T H:

WHEREAS, Dynamic is a party to a certain Exclusive Patent and Know-How License Agreement dated January 12, 2006, by and between DynEco Corporation (n/k/a Dynamic) and Dr. Thomas C. Edwards, a copy of which is annexed hereto as Exhibit A (the “Edwards Patent Agreement”); and

WHEREAS, Dynamic desires to sell, assign and transfer to Buccaneer, all of Dynamic’s right, title and interest in and to the Edwards Patent Agreement, upon the terms and conditions hereinafter set forth; and

WHEREAS, Buccaneer desires to accept Dynamic’s assignment of all of Dynamic’s right, title and interest in and to the Edwards Patent Agreement, and to assume Dynamic’s obligations under the Edwards Patent Agreement, upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration for the promises and covenants herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledge, the parties hereto, intending to be legally bound, agree as follows:

1.            Assignment of Rights under Edwards Patent Agreement. Dynamic hereby sells, assigns and conveys to Buccaneer, all of Dynamic’s right, title and interest in and to the Edwards Patent Agreement.

2.            Assumption of Obligations under Edwards Patent Agreement. Buccaneer hereby assumes all of Dynamic’s obligations under the Edwards Patent Agreement and, from and after the Effective Date (as hereinafter defined) agrees to perform all of Dynamic’s obligations under the Edwards Patent Agreement.

3.            Further Assurances. Dynamic hereby agrees to execute and deliver to Buccaneer such other and further documents and instruments as may be necessary in order to convey to Buccaneer all of Dynamic’s right, title and interest in and to the Edwards Patent Agreement. Buccaneer hereby agrees to execute and deliver to Dynamic such other and further documents and instruments as may be necessary in order to evidence Buccaneer’s assumption of Dynamic’s obligations under the Edwards Patent Agreement. Each of the parties shall execute such other and further documents and instruments as may reasonably be deemed necessary to effectuate the intent of the provisions of this Agreement.

4.            Effective Date. This Assignment and Assumption Agreement shall become effective at such time (the “Effective Date”) as Buccaneer and Dynamic have executed and delivered this Assignment and Assumption Agreement and (a) Buccaneer and Dynamic shall have executed and delivered to each other an Assignment and Assumption Agreement pursuant to which Dynamic shall have assigned to Buccaneer all of Dynamic’s right, title and interest in and to a certain Exclusive Worldwide License Agreement dated the 1st day of May 2003 by and between DynEco Corporation (n/k/a Dynamic) and Parker-Hannifin Corporation, and Buccaneer shall have assumed all of Dynamic’s obligations thereunder, (b) Buccaneer and Dynamic shall have executed and delivered to each other an Assignment and Assumption Agreement pursuant to which Dynamic shall have assigned to Buccaneer all of Dynamic’s right, title and interest in and to a certain TRDA Funding Agreement dated the 20th day of November 2002 by and between DynEco Corporation (n/k/a Dynamic), and Buccaneer shall have assumed all of Dynamic’s obligations thereunder and (c) the TRDA shall have provided its written consent to the transaction described in clause (b) of this Section 4.

5.            Representations and Warranties of Dynamic. Dynamic hereby represents and warrants to Buccaneer that (a) Dynamic is a corporation validly existing and in good standing under the laws of the State of Minnesota, (b) Dynamic has approved this Agreement and the transactions contemplated hereby to the extent required by applicable law, (c) no consent of any person is required in order for Dynamic to consummate the transactions contemplated by this Agreement, other than those contemplated by this Agreement, (d) this Agreement contains the valid and binding obligations of Dynamic and is enforceable in accordance with the terms and conditions hereof, (e) since January 13, 2006, Dynamic has taken no action that has caused or may cause a default under the Edwards Patent Agreement, nor has Dynamic granted any security interest in or otherwise encumbered the Edwards Patent Agreement.

6.            Representations and Warranties of Buccaneer. Buccaneer hereby represents and warrants to Dynamic that (a) Buccaneer is a corporation validly existing and in good standing under the laws of Florida, (b) Buccaneer has approved this Agreement and the transactions contemplated hereby to the extent required by applicable law, (c) no consent of any person is required in order for Buccaneer to consummate the transactions contemplated by this Agreement, and (d) this Agreement contains the valid and binding obligations of Buccaneer and is enforceable against Buccaneer in accordance with the terms and conditions hereof. Notwithstanding the foregoing, Buccaneer hereby confirms, acknowledges and agrees that Dynamic shall not be responsible to Buccaneer for any failure to service or otherwise maintain the effectiveness of any intellectual property that is the subject of the Edwards Patent Agreement and Buccaneer shall have no claim against Dynamic for its failure to do so.

7.            Governing Law; Jurisdiction; Jury Trial. This Agreement shall be governed by the internal laws of the State of Florida, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Florida or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Florida. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the counties of Palm Beach or Hillsborough, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereby irrevocably waives any right it may have, and agrees not to request, a jury trial for the adjudication of any dispute hereunder or in connection herewith or arising out of this Agreement or any transaction contemplated hereby.

8.            Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

9.            Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

10.          Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

11.          Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between Buccaneer, Dynamic, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Dynamic nor Buccaneer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement, any Schedule or Exhibit, may be amended other than by an instrument in writing signed by Dynamic and Buccaneer. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

12.          Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally; (b) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (c) two (2) business days after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to Buccaneer:

Buccaneer Exploration Inc.
33 Harbour Bay Shopping Plaza, East Bay Street, P. O. Box CR-56766, Suite 175, Nassau, Bahamas

Telephone: (416) 579-2274
Facsimile: (519) 940-4224
Attention: Michael Steele, President

With a copy to: Schneider Weinberger & Beilly LLP 2200 Corporate Blvd., NW, Suite 210 Boca Raton, FL 33432 Telephone: (561) 362-9595 Facsimile: (561) 362-9612 Attention: Steven I. Weinberger, Esq.
If to Dynamic: Dynamic Leisure Corporation 5680A W. Cypress Street Tampa, FL 33607 Telephone: (813) 877-6300 Facsimile: (813) 877-6333 Attention: Daniel G. Brandano	With a copy to: Dynamic Leisure Corporation 5680A W. Cypress Street Tampa, FL 33607 Telephone: (813) 877-6300 Facsimile: (813) 877-6333 Attention: Robert LeVine, Esq.

Any party may modify its notice information by written notice given to each other party no less than five days prior to the effectiveness of such change. Written confirmation of receipt: (i) given by the recipient of such notice, consent, waiver or other communications; (ii) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission; or (iii) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (a), (b) or (c) above, respectively.

13.          Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

14.          Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

IN WITNESS WHEREOF, Dynamic and Buccaneer have executed this Agreement as of the date and year first above written.

BUCCANEER EXPLORATION INC.

By:	/s/ Michael Steele
Michael Steele
Chief Executive Officer

DYNAMIC LEISURE CORPORATION

By:	/s/ Daniel Brandano
Daniel Brandano
Chief Executive Officer

EXHIBIT A

EDWARDS PATENT AGREEMENT